As filed with the Securities and Exchange Commission on May 11, 2017
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_______________

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4405754
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

520 Newport Center Drive, 12th Floor
Newport Beach, California 92660

(Address, including zip code, of Principal Executive Offices)

2016 Acacia Research Corporation Stock Incentive Plan
(Full title of the plan)

Clayton J. Haynes
Chief Financial Officer
520 Newport Center Drive, 12th Floor
Newport Beach, California 92660
(949) 480-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Mark L. Skaist, Esq.
Michael L. Lawhead, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, under:
2016 Acacia Research Corporation Stock Incentive Plan	4,500,000	$4.70(2)	$21,150,000	$2,451.29

(1)
The number of shares of common stock, par value $0.001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold (a) upon the exercise of options which have been granted under the 2016 Acacia Research Corporation Stock Incentive Plan (the “2016 Plan”) and (ii) upon the exercise of options or issuances of stock awards which may hereafter be granted under the 2016 Plan. The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the 2016 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2016 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions of the 2016 Plan.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (a) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (b) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Global Select Market as of a date (May 5, 2017) within five business days prior to filing this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to the individuals who participate in the 2016 Acacia Research Corporation Stock Incentive Plan (the “2016 Plan”) in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents, which have been filed by Acacia Research Corporation (the “Registrant”) with the Commission, are incorporated by reference in this registration statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 10, 2017 and the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A for its 2017 annual meeting of stockholders, filed with the Commission on May 1, 2017, incorporated by reference into the Registrant’s Annual Report on Form 10-K;

•
the description of the Registrant’s Common Stock contained in the registration statement on Form 8-A filed with the Commission on December 19, 2002, as amended by Amendment No. 1 to Form 8-A filed with the Commission on August 14, 2008, and any amendment or report filed with the Commission for the purpose of updating such description; and

•	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above.

All documents that the Registrant subsequently files under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).
Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.
As permitted by Section 145 of the General Corporation Law of Delaware, Article VIII of the Registrant’s restated certificate of incorporation provides:
The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.
The Registrant has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's restated certificate of incorporation.
Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.

Exhibit Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 5, 2008 (File No. 000-26068)).
3.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2016 (File No. 000-37721)).
4.1
First Amended and Restated Tax Benefits Preservation Plan, dated April 28, 2017, by and between Acacia Research Corporation and Computershare Inc., as Rights Agent, which includes the form of Certificate of Designation of Series A Cumulative Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Terms as Exhibit C (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 4, 2017 (File No. 000-26068)).

5.1 +	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1 +	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2 +	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).
24.1 +	Power of Attorney (included on the signature page to this registration statement).
99.1	2016 Acacia Research Corporation Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2016).
___________

+	Filed herewith

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 11 day of May, 2017.
ACACIA RESEARCH CORPORATION.
By:    /s/ Clayton J. Haynes
Clayton J. Haynes
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Clayton J. Haynes and Edward J. Treska, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this registration statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert Stewart Robert Stewart	Principal Executive Officer	May 11, 2017

/s/ Clayton J. Haynes Clayton J. Haynes	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 11, 2017

/s/ William S. Anderson William S. Anderson	Director	May 11, 2017

/s/ Fred A. de Boom Fred A. de Boom	Director	May 11, 2017

/s/ Edward W. Frykman Edward W. Frykman	Director	May 11, 2017

/s/ G. Louis Graziadio, III G. Louis Graziadio, III	Executive Chairman and Director	May 11, 2017

/s/ Frank E. Walsh, III Frank E. Walsh, III	Director	May 11, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 5, 2008 (File No. 000-26068)).
3.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2016 (File No. 000-37721)).
4.1
First Amended and Restated Tax Benefits Preservation Plan, dated as of April 28, 2017, by and between Acacia Research Corporation and Computershare Inc., as Rights Agent, which includes the form of Certificate of Designation of Series A Cumulative Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Terms as Exhibit C (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 4, 2017 (File No. 000-26068)).

5.1 +	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1 +	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2 +	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).
24.1 +	Power of Attorney (included on the signature page to this registration statement).
99.1	2016 Acacia Research Corporation Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2016).
+ Filed herewith